UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009
_____________________

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 17, 2006, Oramed Pharmaceuticals, Inc. (the “Company”) under its former name, Integrated Security Technologies, Inc.) entered into an Agreement (the “First Agreement”) with Hadasit Medical Research Services and Development Ltd. (“Hadasit”), which was disclosed on a Form 8-K filed on February 17, 2006. Among other things, the First Agreement provided that Hadasit would sell certain patents (the “Acquired Patents”) to the Company.  In connection with  such acquisition, the Company agreed to enter into clinical trials of the Acquired Patents and to arrange financing for the Company.  The First Agreement contemplated a “closing” conditioned upon completion of the clinical trials.

On January 7, 2009, the Company entered into an agreement with Hadasit (the “Agreement”) to provide for the closing referenced in the First Agreement.

In this Agreement, Hadasit confirms that it has conveyed, transferred and assigned all of its ownership rights in the Acquired Patents and certain other patents filed by the Company after the First Agreement as a result of the collaboration between the Company and Hadasit (the “Additional Patents”).  Hadasit further acknowledges that the 4,141,532 shares of common stock issued to Hadasit by the Company in connection with the First Agreement constitute complete compensation for the Acquired Patents and the Additional Patents.

The parties agreed that the Company shall control all prosecution, defense, enforcement and maintenance of the patents and bear all related costs.  The Agreement provides that should the Company not incur such costs for any reason, then the Acquired Patents and Additional Patents shall be deemed to be assigned back to Hadasit.  Further, the Agreement provides that if it is discovered that Dr. Miriam Kidron is not the sole inventor of the Acquired Patents and the Additional Patents and any of them are subject to a claim by an employee of Hadassah Medical Organization, any payments that must be paid in connection with such discovery will be paid solely by Dr. Kidron, and such payment may be made in shares of the Company.  The Agreement will remain in effect until the expiration of the last to expire of the Acquired Patents and the Additional Patents.

The Company agrees to indemnify Hadasit, Hadassah Medical Organization and their respective affiliates against losses arising  out of the production, manufacture, sale, use, lease or promotion of any product process or service relating to or developed based on the Acquired Patents or the Additional Patents.

The Agreement is being furnished as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Agreement is qualified in its entirety by reference to such document.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Agreement, dated January 7, 2009, by and between Oramed Pharmaceuticals, Inc. and Hadasit Medical Research Services and Development Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: January 7, 2009
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director